UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2015

COMERICA INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware ------------	1-10706 ----------	38-1998421 ---------------
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Comerica Bank Tower
1717 Main Street, MC 6404
Dallas, Texas 75201
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(Address of principal executive offices) (zip code)

(214) 462-6831
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(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Jon W. Bilstrom has announced that he plans to retire in March 2016. He intends to resign from his role as the Governance, Regulatory Relations and Legal Affairs officer and as Secretary of Comerica Incorporated (“Comerica”) on or around January 1, 2016. However, it is expected that he will continue serving as Executive Vice President until his retirement from Comerica.

ITEM 7.01	REGULATION FD DISCLOSURE.

On August 31, 2015, John D. Buchanan joined Comerica as Executive Vice President, Legal Affairs. It is anticipated that he will replace Jon W. Bilstrom as Executive Vice President, Governance, Regulatory Relations and Legal Affairs and as Secretary on or around January 1, 2016.

On August 31, 2015, the registrant issued a press release regarding the appointment of Mr. Buchanan. A copy of the press release is attached hereto as Exhibit 99.1.

The information in Items 7.01 and 9.01 of this report (including Exhibit 99.1 hereto) is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d)     Exhibits

99.1	Press release dated August 31, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Jon W. Bilstrom

Name:	Jon W. Bilstrom

Title:	Executive Vice President-Governance, Regulatory Relations and Legal Affairs,
and Secretary

Date: August 31, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated August 31, 2015